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                                                                    EXHIBIT 3.71

                     GOVERNMENT OF THE DISTRICT OF COLUMBIA
                  DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS
                       BUSINESS REGULATION ADMINISTRATION
                                     [LOGO]
                                   CERTIFICATE

THIS IS TO CERTIFY that all applicable provisions of the DISTRICT OF COLUMBIA BUSINESS CORPORATION ACT have been complied with and accordingly, this CERTIFICATE of INCORPORATION is hereby issued to U-HAUL CO. OF DISTRICT OF COLUMBIA, INC.

as of NOVEMBER 19TH, 1990,

                                        Donald G. Murray
                                        Director

                                        Henry C. Lee, III
                                        Administrator
                                        Business Regulation Administration

                                        /s/ Ruby Coston - White
                                        ----------------------------------------
                                        Ruby Coston - White
                                        Superintendent of Corporations
                                        Corporations Division

Marion Barry, Jr.
Mayor

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                            ARTICLES OF INCORPORATION

                                       OF

                    U-HAUL CO. OF DISTRICT OF COLUMBIA, INC.


TO: Department of Consumer and Regulatory Affairs
    Corporations Division
    614 H Street, NW, Washington, D. C. 20001

We, the undersigned natural persons of the age of eighteen years or more acting as incorporators of a corporation under the BUSINESS CORPORATION ACT (D.C. Code, 1981 edition, Title 29, Chapter 3), adopt the following Articles of
Incorporation:

FIRST:   The name of the corporation is U-HAUL CO. OF DISTRICT OF COLUMBIA, INC.

SECOND:  The period of its duration is Perpetual.

THIRD: The purposes for which the corporation is organized are rental of trucks and trailers.

FOURTH: The aggregate number of shares which the corporation is authorized to issue is 5,000 and the par value is $10.00 per share of Common stock.

FIFTH: The corporation will not commence business until at least one thousand dollars ($1,000) has been received as initial capitalization.

SIXTH: There are no provisions limiting or denying the shareholders to acquire additional shares of the corporation.

SEVENTH: The address of the initial registered office of the corporation is 1025
         Vermont Street, N.W., Washington, D.C. 20005, the name of the registered agent is C. T. Corporation System. The address where it conducts its principal business is 2721 N. Central Avenue, Phoenix, Arizona 85004.

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EIGHTH:  The number of directors constituting the initial board of directors of the corporation is (3) three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         Edward J. Shoen, 2727 N. Central Ave. Phoenix, Az. 85004
         Gary V. Klinefelter, 2721 N. Central Ave. Phx, Az. 85004
         John A. Lorentz, 2721 N. Central Ave. Phoenix, Az. 85004

NINTH:   The name and address of each incorporator are:

         John A. Lorentz, 2721 N. Central Ave. Phoenix, Az. 85004
         Gary V. Klinefelter, 2721 N. Central Ave. Phx. Az. 85004
         George R. Olds, 2721 N. Central Avenue, Phx. Az. 85004

                                        /s/ John A. Lorentz
                                        ----------------------------------------
                                        John A. Lorentz, Incorporator

                                        /s/ Gary V. Klinefelter
                                        ----------------------------------------
                                        Gary V. Klinefelter, Incorporator

                                        /s/ George R. Olds
                                        ----------------------------------------
                                        George R. Olds, Incorporator

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                         CONSENT TO USE OF SIMILAR NAME

         The undersigned corporation hereby consents to the use of a similar name:

         1. The name of the consenting corporation is: U-Haul Co. of Metro D.C. Inc., a Maryland corporation, which is qualified to do business in the state of District of Columbia.

         2. The name of the corporation to which this Consent is being given and which is about to be organized under the laws of the State of District of Columbia is:
                    U-HAUL CO. OF DISTRICT OF COLUMBIA, INC.

         IN WITNESS WHEREOF, this corporation has caused this Consent to be executed this November 13, 1990.

                                        U-Haul Co. of Metro D.C. Inc., a
                                        Maryland Corporation

                                     By: /s/ John A. Lorentz
                                         ---------------------------------------
                                         John A. Lorentz, President

STATE OF ARIZONA

COUNTY OF MARICOPA

         Before me, a Notary Public, personally appeared John A. Lorentz, known to me to be the person who executed and attested the foregoing instrument respectively, and acknowledged that he executed and attested the same for the purposes therein contained and that the statements are truly set forth.

         In Witness Whereof, I have hereunto set my hand and official seal this 13th day of November, 1990.

                                        /s/ Blanche I. Passolt
                                        ----------------------------------------
                                                    NOTARY PUBLIC

         (NOTARIAL SEAL)